Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Ibotta, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.00001 par value per share, Ibotta, Inc. 2024 Equity Incentive Plan	Rule 457(h)	4,300,000(2)	$88.00(7)	$378,400,000.00	0.00014760	$55,851.84
Equity	Class A common stock, $0.00001 par value per share, Ibotta, Inc. 2024 Employee Stock Purchase Plan	Rule 457(h)	715,000(3)	$74.80(8)	$53,482,000.00	0.00014760	$7,893.95
Equity	Class A common stock, $0.00001 par value per share, Ibotta, Inc. 2011 Equity Incentive Plan (Options)	Rule 457(h)	4,700,760(4)(5)	$14.16(9)	$66,562,761.60	0.00014760	$9,824.67
Equity	Class A common stock, $0.00001 par value per share, Ibotta, Inc. 2011 Equity Incentive Plan (Restricted Stock Units)	Rule 457(h)	948,229(4)(6)	$88.00(7)	$83,444,152.00	0.00014760	$12,316.36
Total Offering Amounts					$581,888,913.60		$85,886.82
Total Fee Offsets							—
Net Fee Due							$85,886.82
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the registrant’s Class A common stock that become issuable under the registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), the registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and the registrant’s 2011 Equity Incentive Plan (the “2011 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock.
(2)Represents shares of Class A common stock reserved for issuance under the 2024 Plan. The number of shares of Class A common stock available for issuance under the 2024 Plan will be increased by (i) any shares of Class A common stock subject to awards under the 2011 Plan that, on or after the effective date of the registrant’s registration statement on Form S-1 (File No. 333-278172), as amended, declared effective on April 17, 2024 (the “Registration Date”), expire or otherwise terminate without having been exercised or issued in full, (ii) any shares of Class A common stock that, on or after the Registration Date, are tendered to or withheld by the registrant for payment of an exercise price of an award under the 2011 Plan or for satisfying tax withholding obligations with respect to an award under the 2011 Plan, or (iii) any shares issued under the 2011 Plan that, on or after the Registration Date, are forfeited to or repurchased by the registrant due to failure to vest, subject to the maximum limit set forth in the 2024 Plan. See footnote 4 below.
(3)Represents shares of Class A common stock reserved for issuance under the 2024 ESPP.
(4)Represents shares of Class A common stock reserved for issuance pursuant to awards outstanding under the 2011 Plan as of the date of this Registration Statement. The following shares of Class A common stock will become available for issuance under the 2024 Plan, subject to the maximum limit set forth in the 2024 Plan: (i) any shares of Class A common stock subject to awards under the 2011 Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised or issued in full, (ii) any shares of Class A common stock that, on or after the Registration Date, are tendered to or withheld by the registrant for payment of an exercise price of an award under the 2011 Plan or for satisfying tax withholding obligations with respect to an award under the 2011 Plan, or (iii) any shares issued under the 2011 Plan that, on or after the Registration Date, are forfeited to or repurchased by the registrant due to failure to vest. See footnote 2 above.
(5)Represents 4,700,760 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the 2011 Plan as of the date of this Registration Statement.
(6)Represents 948,229 shares Class A common stock underlying restricted stock unit awards outstanding under the 2011 Plan as of the date of this Registration Statement.
(7)Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $88.00 per share, which is the initial public offering price per share of Class A common stock as set forth in the registrant’s registration statement on Form S-1 (File No. 333-278172), as amended, declared effective on April 17, 2024.
(8)Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $88.00 per share, which is the initial public offering price per share of Class A common stock as set forth in the registrant’s registration statement on Form S-1 (File No. 333-278172), as amended, declared effective on April 17, 2024. Pursuant to the 2024 ESPP, the purchase price of the shares of Class A common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Class A common stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2024 ESPP).
(9)Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.16 per share, which is the weighted-average exercise price of options to purchase Class A common stock outstanding under the 2011 Plan as of the date of this Registration Statement.